                                                        Exhibit 10.27.6



                    CONSTRUCTION SERVICES CONTRACT



This Construction Services Contract (this "Contract") is made and entered into as of the 29th day of August, 1997, by and between NRG Energy, Inc. ("NRG") and NRG (Morris) Cogen, LLC ("Client"). Client accepts performance of the work outlined under "Scope of NRG's Services" in accordance with the attached General Terms and Conditions, Construction Management Services Contract.

ARTICLE  1 - SCOPE OF NRG'S SERVICES

A. NRG shall furnish the construction management services set forth on Attachment 1 (the "Work") to Client.

B. NRG's work shall be performed in connection with the construction of a 118 MW natural gas fired electrical steam generating facility at Millenium Petrochemical's Morris, Illinois plant ("Project").

ARTICLE 2 - NRG'S COMPENSATION

Client shall pay NRG for the Work as set forth on Attachment 2.

ARTICLE 3 - ACCEPTANCE

Client and NRG agree to accept the Scope of NRG's Services and NRG's Compensation set forth above in accordance with the attached General Terms and Conditions, Construction Management Services Contract. Acceptance of this offer by ordering the start of the Work or otherwise is limited to acceptance of the terms and conditions of this Contract. Notwithstanding any additional terms that may be embodied in Client's purchase order or acknowledgment issued in response to this offer, the Work is performed only on the condition that Client assents to the terms and conditions set forth herein and objection is made to any varying or additional terms or conditions contained in Client's purchase order or acknowledgment.

NRG (MORRIS) COGEN, LLC                 NRG ENERGY, INC.

By:                        /s/ Craig Mataczynski
By: /s/ Ronald J. Will

Printed Name:  Craig A. Mataczynski               Printed Name:  Ronald
J. Will

Title:  Management Committee            Title:    Vice President
Operations
                           Representative
and Engineering

Date: 29 August, 1997                 Date: August 29, 1997

GENERAL TERMS AND CONDITIONS
               CONSTRUCTION MANAGEMENT SERVICES CONTRACT


INTRODUCTION: These general terms and conditions apply to the Work to be performed by NRG as set forth on the face of this Contract and generally apply to the services of one or more engineers or technicians performing engineering and/or consulting services in or for the Project.

SCOPE OF SERVICES: The scope of services to be performed under this Contract shall be as set forth on the face of this Contract. Client may add to or delete services from the scope of Work and the provisions of this Contract shall apply to such changes. In the event of any such change or any delay, change, or occurrence beyond the reasonable control of NRG, NRG shall be entitled to an equitable adjustment of compensation and schedule.

COMPENSATION, PAYMENT, AND AUDIT: Compensation for the Work shall be as set forth on the face of this Contract. NRG shall invoice Client monthly for the Work performed and Client shall pay such invoice in full within ten (10) days after its receipt. For a period of one (1) year following completion of the Work, Client, its auditor, or other authorized representatives shall be afforded access at reasonable times to NRG's accounting records relating to the Work in order to audit all charges for the Work (except fixed mark-ups, fixed fees, lump sum amounts, and NRG's standard rates).

CHARGES FOR THE WORK: Client shall reimburse NRG for all costs, charges, expenses, taxes, fees, and losses not compensated by insurance, which are incurred by NRG in the performance of the Work. These shall include, but not be limited to:

1. Charges for time of all personnel employed by NRG in the performance of the Work, plus a fixed mark-up of one hundred percent (100%) of the time charges to cover Federal and State payroll taxes and insurance, company benefit programs, overhead, and profit. This fixed mark-up shall be subject to appropriate adjustment for any changes in payroll taxes or insurance, or changes in company benefit programs.

2. Transportation, traveling, hotel, and living expenses, including use of employees' personal cars at NRG's current standard rates. All reasonable moving, relocation, travel, and living expenses incurred in connection with assignment of NRG's permanent personnel to a location other than NRG's permanent offices and from such location at the conclusion of assignment.

3. Miscellaneous expenses, including but not limited to telegrams, telex, telefacsimile, telephone services, postage, and similar miscellaneous items incurred in connection with the Work (all at NRG's current standard rates).

4. Reproduction costs of all drawings, manuals, specifications, and other documents required for the Work; and costs for the use of computer, all at NRG's current standard rates or at actual cost to NRG if prepared by others.

5. Cost of any permits, fees, licenses, or royalties required for the Work. Costs of any sales, use, or similar taxes or fees imposed by a Federal, State, Municipal, or other government or agency thereof.

6. Fees, costs, damages, or disbursements incurred in connection with any labor, patent, or commercial litigation or any third party claim, suit, or cause of action, arising out of or in connection with the performance of the Contract by NRG (except disputes between NRG and Client), or claims, suits or causes of action pursued on behalf of Client by NRG.

7. Premiums and brokerage fees on all bonds and insurance policies which may be required by Client in addition to those listed herein, and any loss under the deductible features of any insurance policies, whether furnished by NRG or Client.

Notwithstanding the foregoing, or any estimates contained in Attachment 2, NRG agrees that its total compensation for Work, including the Administrative Fee of $200,000, shall not exceed $1.2 million.

PROSECUTION OF THE WORK; FORCE MAJEURE: NRG shall substantially complete the Work in accordance with the Project Schedule mutually agreed upon between Client and NRG. Any completion dates specified are tentative only and NRG shall have no liability to Client for late completion. If the prosecution of the Work is delayed or affected by any of the following force majeure occurrences: acts or failures to act by Client, or any separate contractors, engineers, vendors, or consultants employed by Client, or any other party not in privity of contract with NRG; acts of God or the elements; acts or failures to act by government or any agency thereof; changes, inaccuracies, incompleteness, or differences in site conditions or any data or information supplied to NRG; changes in laws or regulations; delays in permitting; delays in receipt of engineering data or vendor drawings; fire; unusually severe weather, natural disasters, or unavoidable casualties; riot; civil disorders; labor shortages or disputes; strikes, picketing, or arbitration proceedings; delays in transportation, material, or equipment deliveries; material, equipment, or fuel shortages; or any other causes beyond NRG's reasonable control, the Project Schedule shall be extended for the period of time attributable to such delay and all fixed elements of pricing, if any, shall be equitably adjusted.

LIABILITY INSURANCE: During performance of this Contract, NRG shall keep in force Worker's Compensation Insurance/Employer's Liability Insurance for its employees with limits required by law; Comprehensive or Commercial General Liability Insurance, with a $1,000,000 combined occurrence and combined aggregate bodily injury and property damage limit, and Automobile Liability Insurance, with a combined single limit of $1,000,000.

WAIVER OF SUBROGATION: Client waives all rights and any subrogation rights such as it or its insurers may have against NRG, its vendors and subcontractors and their employees, agents, officers, directors, and any of their affiliated or associated companies, for any losses or damages, including without limitation loss of use and all consequential damages thereof, to its existing plant or other property, including without limitation property to be incorporated into the Project, resulting from any and all risks and losses, however and whenever arising, including without limitation those arising from risks of fire, or other extended coverage or similar perils, business interruption, transit damages or losses, vandalism and malicious mischief, or other risks covered under a broad form All Risks Difference In Conditions insurance policy. In the event that the constructor of the facilities or Project is to carry insurance on the Project, Client agrees to include a provision in its contract with the constructor requiring the constructor to supply NRG with a written waiver of its rights of recovery and its insurance carrier's right of subrogation as provided above.

INDEMNITY: NRG agrees to indemnify and save Client harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury including death, to the extent caused by the negligence or willful misconduct of NRG, its agents, employees or NRG's affiliates in connection with NRG's work hereunder. Client agrees to indemnify and save NRG harmless from any loss, cost or expense claimed by third parties for property damage and bodily injury, including death, to the extent caused by the negligence or willful misconduct of Client, its agents or employees in connection with NRG's work hereunder. If the negligence or willful misconduct of both NRG and Client (or a person identified above for whom each is liable) is the cause of such damage or injury, the loss, cost or expense shall be shared between NRG and Client in proportion to their relative degrees of negligence or willful misconduct and the right of indemnity shall apply for such proportion.

LIMITED WARRANTY:

1. NRG warrants that the services performed under this Contract will be in accordance with accepted professional standards and practices existing as of the date that such services are performed. The sole and exclusive remedy for breach of this warranty shall for NRG to re-perform the item of defective Work, written notice of which is promptly given by Client to NRG within a period of one (1) year from the date that the defective work is performed under this Contract. All costs of any re-performance shall be reimbursed by Client to NRG, but NRG shall receive no additional profit thereon.

2. NRG shall not be responsible for the construction means, methods, techniques, sequences, or procedures, or safety precautions (including without limitation and by way of example, any duty imposed by any occupational safety and health legislation), and programs incident thereto; or for the acts or omissions of Client or any constructor of the Project or any of the constructor's agents, employees, or subcontractors; or for the acts or omissions of material or equipment manufacturers or suppliers; or for the acts or omissions of any engineer on the Project.

3. THERE ARE NO WARRANTIES OTHER THAN THE ABOVE, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, APPLICALE TO NRG'S SERVICES OR THE WORK UNDER OR OTHERWISE ARISING OUT OF THIS CONTRACT.

LIMITATION OF LIABILITY: Whether due to delay, breach of contract or warranty, tort (including without limitation negligence), or any other cause, neither NRG nor its vendors or subcontractors shall be liable for any special, indirect, punitive, or consequential damages of any nature, including without limitation loss of actual or anticipated profits, revenues, or product, loss by reason of shutdown, nonoperation, or increased expense of manufacturing or operation, or any costs, labor, or materials required for reconstruction or repairs. NRG's liability under or arising out of this Contract shall in no event exceed the Administrative Fee of $200,000.

COMPLIANCE WITH LAWS:

1. NRG shall comply with all laws and regulations existing as of the date of this Contract applicable to NRG in the performance of its obligations under this Contract, including without limitation applicable Federal, State, and local wage and hour laws and regulations, and all other laws and regulations pertaining to employer-employee relations.

2. NRG shall not have any responsibility or obligation in obtaining approvals of governmental bodies or boards, but shall assist Client in obtaining necessary permits or approvals. As it is recognized that laws and regulations, including but not limited to those governing the emissions of gases, odor, liquids, solids, and sounds, are or may be changing from time to time, any modification of or addition to the Project which may be required after the effective date of this Contract in order to cause the Project to comply with any applicable law or regulation pertaining to the control or emission of gases, odor, liquids, solids, or sounds shall be considered a change in the Work and the applicable adjustment therefor shall be accomplished.

GOVERNING LAW: The terms of this Contract shall be construed and interpreted under, and all respective rights and duties of the parties shall be governed by, the laws of the State of Minnesota.

TERM; TERMINATION:   This Agreement shall continue in force through the
commercial operations and final acceptance of the Project. Notwithstanding the foregoing, this Agreement may be terminated in the event of a material breach if the breaching party fails to cure such breach within thirty (30) days of receipt of written notice thereof from the other party. Upon termination, NRG will promptly turn over to Client all specifications, requisitions, construction instructions, and all other documents, whether in final form or not, which were prepared by NRG while performing the Work pursuant to this Contract. Client shall thereafter assume all obligations, commitments, or other liabilities that NRG shall have theretofore incurred or made in connection with its performance of the Work and for which NRG has not been paid and released.

RELATIONSHIPS TO OTHERS: This Contract shall be binding upon and inure to the benefit of the respective successors, executors, administrators, and assigns of Client and NRG. NRG may subcontract a portion of this Contract or the Work to an affiliated or associated company of NRG. If NRG makes any such subcontract, all liability protections, releases, and disclaimers for the benefit of NRG under this Contract shall also be for the benefit of said affiliated or associated company. Client acknowledges and agrees that the obligations and liabilities of NRG, as well as the limitation thereon, all as set forth in this Contract, shall be applicable to NRG's associated or affiliated companies to the same extent as if such associated or affiliated companies were a signatory party to the Contract. Client further acknowledges and agrees that such liabilities and obligations of, and remedies against, NRG and its said associated or affiliated companies are sole and exclusive, are in lieu of all other rights and remedies, whether in contract, tort (including without limitation negligence), law or equity, and in no event shall exceed, in the aggregate, NRG's liability and obligations to and remedies of Client under or related to this Contract.

SCOPE OF THE CONTRACT: All negotiations, proposals, and agreements prior to the date of this Contract are merged herein and superseded hereby, there being no agreements, warranties, liabilities (negligence or otherwise), or understandings other than those written or specified in this Contract. This Contract constitutes the entire agreement between the parties. No obligation or covenant of good faith or fair dealing shall be implied or interpreted as conferring upon either party any right, duty, obligation, or benefit other than expressly set forth in this Contract, notwithstanding the fact that certain of the terms and conditions of this Contract may give either party discretion in the manner of performance under this Contract. No changes, modifications, or amendments to this Contract shall be valid unless agreed to by the parties in writing and signed by their authorized officers. Client and NRG represent that this Contract constitutes a bargained-for allocation of the full risks of loss and damages related to the Contract and that each party has relied on such provisions as being an effective and enforceable expression of, and limitation on, the rights and duties of the parties. Titles and headings used in this Contract are for ease of reference only and shall not be considered in interpreting this Contract. This Contract shall not be construed as granting any rights to any third party based on the theory of third party beneficiary or otherwise.